UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 10, 2009

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 1, 2010, the Registrant’s Board of Directors elected Dr. David B. Nash, M.D. as a Director. Dr. Nash was recommended to the Board of Directors by a third party search firm. See attached Press Release which contains biographical information about Dr. Nash.

The Board of Directors has determined that (i) Dr. Nash is independent within the meaning of the New York Stock Exchange’s Director independence standards; (ii) there was no arrangement or understanding between Dr. Nash and any other persons pursuant to which Dr. Nash was selected as a Director; and (iii) there are no material transactions involving Dr. Nash and the Company.

Dr. Nash has been appointed to the Audit Committee.

Dr. Nash will receive the director fees and benefits as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 10, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.	Press Release, dated December 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/S/ STEVEN E. MCCULLEY
Steven E. McCulley
Vice President and Controller
(Principal Accounting Officer)

Dated: December 10, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

99.	Press Release, dated December 10, 2009